SECRETARY OF STATE

STATE OF NEVADA

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that **CITADEL EFT, INC.**, did on September 1, 2009, file in this office the original Articles of Incorporation; that said Articles of Incorporation are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on September 2, 2009.

ROSS MILLER
Secretary of State

Certified By: Kathleen Perusse
Certificate Number: C20090901-1878
You may verify this certificate
online at **http://www.nvsos.gov/**

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20090657880-55
Ross Miller Secretary of State State of Nevada	Filing Date and Time 09/01/2009 12:19 PM
	Entity Number E0470912009-0

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Citadel EFT, Inc.
2. Registered Agent for Service of Process: (check only one box)	[X] Commercial Registered Agent: National Registered Agents Inc. of NV (Name) [ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below) Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity: Street Address: City: Nevada Zip Code: Mailing Address (if different from street address): City: Nevada Zip Code:
3. Authorized Stock: (number of shares corporation is authorized to issue)	Number of shares with par value: 200,000,000 Par value per share: $ 0.00001 Number of shares without par value: none
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)	1) Gary DeRoos (Name) 1100 Irvine Blvd. Suite 322 (Street Address), Tustin (City), CA (State), 92780 (Zip Code) 2) Maria Teresa DeRoos (Name) 1100 Irvine Blvd. Suite 322 (Street Address), Tustin (City), CA (State), 92780 (Zip Code)
5. Purpose: (optional; see instructions)	*The purpose of the corporation shall be:*
6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Natasha Lysiak (Name) X Natasha Lysiak (Incorporator Signature) 522 W. Riverside Ave., Suite 603 (Address), Spokane (City), WA (State), 99201 (Zip Code)
7. Certificate of Acceptance of Appointment of Registered Agent:	*I hereby accept appointment as Registered Agent for the above named Entity.* X Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity Date

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

Registered Agent Acceptance

(PURSUANT TO NRS 77.310)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of Citadel EFT, Inc.
Name of Business Entity

I, National Registered Agents, Inc. of NV
Name of Registered Agent

am a: (complete only one)

a) [X] commercial registered agent listed with the Nevada Secretary of State,

b) [ ] noncommercial registered agent with the following address for service of process:

Street Address	City		Zip Code
1000 East William Street, Suite 204	Carson City	Nevada	89701

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

and hereby state that on 09/01/09 (Date) I accepted the appointment as registered agent for the above named business entity.

Signature:

X [signature]
Authorized Signature of R.A. or On Behalf of R.A. Company
Lori Stuhlman, Asst. Sec.

9/1/09
Date